UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 24, 2007
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Mercantile Bancorp, Inc. (the “Company”) announced in a July 24, 2007 press release it has invested in two newly created banking organizations in California and Georgia. The Company said the aggregate amount being invested in the two situations is $2.6 million.
     The Company has purchased a 4.99 percent equity interest in Los Angeles-based Manhattan Bancorp (In Organization), a bank holding company that is the parent of Bank of Manhattan. Mercantile has invested $1.5 million by purchasing 149,700 shares at $10.00 per share. Bank of Manhattan is a community bank that intends to serve banking needs of the South Bay section of Los Angeles County California. Bank of Manhattan is set to open July 30.
     The Company has also acquired 112,275 shares of Brookhaven Bank (In Organization), headquartered in Atlanta, Georgia at a price of $10.00 per share. The total amount the Company has invested in Brookhaven amounts to $1.1 million. The investment represents a 4.99 percent equity interest. Brookhaven Bank is a Georgia-chartered bank that intends to focus primarily on serving the needs of businesses, professional organizations, and, to a lesser extent, retail-banking customers. Brookhaven Bank is scheduled to open August 7.
     The full text of the press release announcing these items is included herein as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Exhibits
     (c) Exhibits:

Exhibit
Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on July 24, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
	Name:	Ted T. Awerkamp
	Title:	President and Chief Executive Officer

Date: July 24, 2007

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